UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2006

Date of Report (Date of earliest event reported):

Commission File Number: 0-26307

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Jeantex Group, Inc.

(Exact name of registrant as specified in its charter)

Florida                                                                                                     82-0190257

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5455

(Issuer's telephone number, including area code)

Item 1.01    Entry into a Material Definitive Agreement.

On February 1, 2006, Jeantex Group, Inc. (“Jeantex” or the “Company”) entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $10,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to $450,000. For each share of common stock purchased under the SEDA, Cornell Capital Partners, L.P. will pay 98% of the lowest volume weighted average price ("VWAP") of the Company's shares during the five trading days following our draw-down notice to Cornell. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.  Jeantex is also committed to pay to Cornell an amount equal to 5% of each purchase of common stock made by Cornell under the SEDA.

In connection with the SEDA, the Company has issued to Cornell 414,286 shares of common stock and paid a due diligence fee of $5,000.  Jeantex also paid Yorkville Advisors, LLC, the investment manager for Cornell, a structuring fee of $15,000, and on each sale under the SEDA the Company will pay an additional structuring fee of $500.00.

The Company also issued two sets of warrants; One set for 4,807,792 warrants, with an exercise price of $0.52 per share, and the second set of 2,777,778 for $0.90 per share, both warrants having a 5-year term.

The Company engaged Newbridge Securities Corporation, an NASD registered broker-dealer, to advise it in connection with the Standby Equity Distribution Agreement. For its services, Jeantex has paid Newbridge Securities Corporation $10,000.

The Company has agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement, the shares of common stock issuable pursuant to the two sets of warrants and the commitment shares of common stock issued to Cornell Capital Partners. Jeantex cannot sell shares of common stock to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

Item 2.03    Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02    Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit Number                                             Description

4.1                                  Standby Equity Distribution Agreement, dated February 1, 2006, between Cornell Capital Partners, LP and JeanTex Group, Inc.
4.2                                  Registration Rights Agreement, dated February 1, 2006, by and between JeanTex Group, Inc. and Cornell Capital Partners, LP, in connection with the Standby
                                       Equity Distribution Agreement.
4.3                                  Placement Agent Agreement, dated February 1, 2006, by and among JeanTex Group, Inc., Newbridge Securities Corporation and Cornell Capital Partners, L.P.
4.4                                  Form of $0.52 Warrant, dated February 1, 2006, with a five-year term, issued to Cornell Capital Partners, LP
4.5                                  Form of $0.90 Warrant, dated February 1, 2006, with a five-year term, issued to Cornell Capital Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JeanTex Group, Inc.

/s/ Henry Fahman
Henry Fahman
Interim Chief Executive Officer
Date: February 6, 2006